                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        NATIONAL CITY BANCSHARES, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

                        NATIONAL CITY BANCSHARES, INC.
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

--------------------------------------------------------------------------------

                         NATIONAL CITY BANCSHARES, INC.
                                 227 MAIN STREET
                            EVANSVILLE, INDIANA 47708


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 20, 1998


TO THE HOLDERS OF SHARES OF COMMON STOCK:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of NATIONAL CITY BANCSHARES, INC. (the "Corporation") will be held in the Casino Aztar Hotel, Mezzanine Meeting Rooms, 421 N.W. Riverside Drive, Evansville, Indiana, on Wednesday, May 20, 1998, at 9:30 a.m., C.D.T., for the purpose of considering and voting upon the following matters:

1. The election of three directors in Class III, each to serve a term expiring at the 2001 Annual Meeting of Shareholders.


2. To consider and act upon a proposal to amend and restate the Articles of Incorporation to do the following:

     A. Increase the number of the Corporation's authorized common shares from 20,000,000 to 29,000,000;

     B. Authorize 1,000,000 preferred shares;

     C. Eliminate cumulative voting in elections of directors;

     D. Provide for removal of directors only for cause and only by the vote of shareholders representing 66 2/3% of votes entitled to be cast;

     E. Fix the maximum number of directors at 15;

     F. Provide for a shareholders' meeting to be held upon the demand of holders of shares representing 80% of votes entitled to be cast;

     G. Adopt the Indiana Business Corporation Law's ("IBCL") Control Provisions allowing redemption, in certain cases, of an acquiror's control shares;

     H. Clarify that shareholders' voting rights with respect to certain business combinations extend to sales transactions and other distributions of the Corporation's assets;

     I. Clarify the Corporation's statement of purposes;

     J. Restate the Corporation's Articles in accordance with the IBCL to update corporate information, eliminate unnecessary and redundant material, and state certain default provisions of the IBCL.


3. Whatever other business that may be brought before the meeting or any adjournment thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Corporation.

Shareholders of record at the close of business on March 23, 1998, are the only shareholders entitled to notice of and to vote at the meeting.


                                           By Order of the Board of Directors,




                                           STEPHEN C. BYELICK, JR., Secretary




April 22, 1998




                                    IMPORTANT


WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED.

                         NATIONAL CITY BANCSHARES, INC.
                               EVANSVILLE, INDIANA


                                 PROXY STATEMENT

                               GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of National City Bancshares, Inc. (the "Corporation") of Proxies to be voted at the Annual Meeting of Shareholders to be held on Wednesday, May 20, 1998, in accordance with the foregoing notice.


The Corporation is a bank holding company with thirteen financial institutions, a leasing company, and a property management company, all of which are wholly-owned subsidiaries.

The solicitation of Proxies on the enclosed form is made on behalf of the Board of Directors of the Corporation. All cost associated with the solicitation will be borne by the Corporation. The Corporation does not intend to solicit Proxies other than by use of the mails, but certain officers and employees of the Corporation or its subsidiaries, without additional compensation, may use their personal efforts by telephone or otherwise, to obtain Proxies. The Proxy materials are first being mailed to shareholders on or about April 22, 1998.

Any shareholder executing a Proxy has the right to revoke it by the execution of a subsequently dated Proxy, by written notice delivered to the Secretary of the Corporation prior to the exercise of the Proxy or in person by voting at the meeting. The shares will be voted in accordance with the direction of the shareholder as specified on the Proxy. In the absence of instructions, the Proxy will be voted "FOR" the election of the three persons listed in this Proxy Statement; and "FOR" each of the proposals to amend and restate the Articles of Incorporation listed as Item 2 (A-J).



                                VOTING SECURITIES

Only shareholders of record at the close of business on March 23, 1998, will be eligible to vote at the Annual Meeting or any adjournment thereof. As of March 23, 1998, the Corporation had outstanding 10,751,557 shares of common stock, without par value. On all matters including the election of directors, each shareholder will have one vote for each share held. In electing directors, each shareholder has the right to cumulate the shareholder's votes. Cumulative voting permits a shareholder to multiply the number of shares held by the number of directors to be elected and to cast those votes for one candidate or spread those votes among several candidates. Unless the shareholder specifies otherwise, the persons named in the enclosed Proxy will allocate votes in their discretion among the nominees for director for whom they are authorized to vote.


A quorum will be present if the holders of one-third of the outstanding shares of common stock are present at the meeting, in person, or by Proxy. Directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election at the meeting. Approval of each of the proposals to amend and restate the Articles of Incorporation listed as Item 2 (A-J) requires the affirmative vote of a majority of the shares entitled to be voted at the meeting.

A Proxy may indicate that all or a portion of the shares represented by such Proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposals, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. The non-voting of shares or abstentions will not affect the election of directors because the election does not require the affirmative vote of a specified percentage of outstanding shares. The non-voting of shares or abstentions with respect to the proposals to amend and restate the Articles of Incorporation listed as Item 2 (A-J) will have the practical effect of voting against them since the affirmative vote of a majority of the Corporation's outstanding common shares is required for adoption of the proposals.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the number of shares of common stock of the Corporation beneficially owned by the directors, the Named Executive Officers listed in "Compensation of Executive Officers," and all directors and executive officers as a group as of March 23, 1998.

----------------------------------------------------------------------------------------------
                                                  AMOUNT AND NATURE OF            PERCENT OF
NAME OF BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP (1)           CLASS
----------------------------------------------------------------------------------------------
         Janice L. Beesley                               60,622(2)                    *
         Benjamin W. Bloodworth                          18,934(3)                    *
         Michael F. Elliott                             338,125(4)                   3.13%
         Susanne R. Emge                                 24,376(5)                    *
         Donald G. Harris                                11,989                       *
         H. Ray Hoops                                       845                       *
         Robert A. Keil                                  56,880(6)                    *
         John D. Lippert                                 71,797(7)                    *
         Harold A. Mann                                  48,469(8)                    *
         Ronald G. Reherman                               9,026(9)                    *
         Laurence R. Steenberg                           29,402(10)                   *
         Richard F. Welp                                  3,686(11)                   *

         All Directors and Executive
         Officers as a Group (12 persons)               607,114(12)                  5.57%
----------------------------------------------------------------------------------------------

*  Represents less than one percent.

(1) The nature of beneficial ownership, unless otherwise noted, represents sole voting and investment power.

(2) Includes 56,212 shares with shared voting and investment power with spouse; and 4,410 shares that may be purchased pursuant to options exercisable within 60 days.

(3)  All shares with sole voting and investment power by spouse.

(4) Includes 251,807 shares with sole voting and investment power; 16,680 shares with shared voting and investment power with spouse; and 20,636 shares with sole voting and investment power by spouse; 3,248 shares held by a trust with shared voting and investment power; and 45,754 shares that may be purchased pursuant to options exercisable within 60 days.

(5) Includes 2,012 shares with sole voting and investment power; 14,763 shares with shared voting and investment power with spouse; and 7,601 shares with sole voting and investment power by spouse.

(6) Includes 11,126 shares with shared voting and investment powers with spouse; and 45,754 shares that may be purchased pursuant to options exercisable within 60 days.

(7) Includes 15,695 shares with sole voting and investment power; 8,274 shares with sole voting and investment power by spouse; and 47,828 shares that may be purchased pursuant to options exercisable within 60 days.

(8) Includes 1,137 shares with sole voting and investment power; 2,131 shares with shared voting and investment power with spouse; and 45,201 shares that may be purchased pursuant to options exercisable within 60 days.

(9) Includes 3,372 shares with sole voting and investment power; and 5,654 shares with shared voting and investment power with spouse.

(10) All shares are held in trust for a limited partnership of which Mr. Steenberg is a general partner with sole voting and investment power.

(11) Includes 1,492 shares with sole voting and investment power; 2,194 shares with shared voting and investment power with spouse.

(12) Includes 143,746 shares that may be purchased pursuant to options exercisable within 60 days.

                        ITEM 1. ELECTION OF DIRECTORS AND
               INFORMATION WITH RESPECT TO DIRECTORS AND OFFICERS



The following information is provided with respect to each nominee for director and each present continuing director whose term of office extends beyond the meeting.

Each of the nominees below currently serves as a director of the Corporation. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. If any nominee is unable to serve, the shares represented by all valid Proxies will be voted for the election of such other person as the Board may recommend.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING NOMINEES:


                                                                                                             DIRECTOR OF
                           NAME AND PRINCIPAL OCCUPATION                                                   CORPORATION
                                 (PAST FIVE YEARS)                                          AGE                SINCE
-------------------------------------------------------------------------------------------------------------------------

                                    CLASS III

The following are nominees for directorship in Class III of the Board of Directors, whose terms shall expire at the Annual Meeting of Shareholders in 2001.

Dr. H. Ray Hoops                                                                             58                1996
  President, University of Southern Indiana (1994 to Present);
  Director, The National City Bank of Evansville (1993 to 1996);
  Director, NCBE Leasing Corp. (1994 to Present); and
  Vice Chancellor for Academic Affairs, University of Mississippi,
   (1988-1994)



John D. Lippert                                                                              64                1985
  Chairman of the Board and Chief Executive Officer of
  the Corporation  (1993 to December 1997);
  Chairman of the Board, The National City Bank of
  Evansville (1994 to 1996);
  Chairman of the Board and Chief Executive Officer,
  The National City Bank of Evansville (1993 to 1994);
  Chairman of the Board, President, and Chief Executive Officer
  of the Corporation and The National City Bank of Evansville
  (1992 to 1993); Director, The National City Bank of Evansville
  (1981 to 1996)


Ronald G. Reherman                                                                           61                1985
  Chairman of the Board, President and Chief Executive Officer, SIGCORP, Inc.
  (Gas and Electric Public Utility Holding Company) (1996 to Present); Chairman
  of the Board, Southern Indiana Gas and Electric Company (SIGECO) (Public
  Utility) (1992 to Present); President and Chief Executive Officer, SIGECO
  (1990 to September 1997); and Director, The National City Bank of Evansville
  (1985 to 1995)


                                                                                                             DIRECTOR OF
                           NAME AND PRINCIPAL OCCUPATION                                                   CORPORATION
                                 (PAST FIVE YEARS)                                          AGE                SINCE
-------------------------------------------------------------------------------------------------------------------------

                                     CLASS I

(Continuing Directors with Term to Expire 1999)

Janice L. Beesley                                                                            44                1995
  Chairman and Chief Executive Officer,
  Alliance Bank (July 1997 to Present);
  President and Chief Executive Officer,
  United Federal Savings Bank (1992 to June 1997);
  President, UniFed, Inc.
  Director, First Federal Savings Bank of Leitchfield
  (March 1997 to Present);  and  President and Chief Executive
  Officer, United Financial Bancorp, Inc. (1992 to 1995)



Michael F. Elliott                                                                           46                1994
  Chairman of the Board and Chief Executive Officer
  (January 1, 1998 to Present), Vice Chairman of the Corporation (June 1997 to
  December 1997), Executive Vice President of the Corporation (1993 to June
  1997); Chairman of the Board (1996 to Present), President (1994 to 1996), and
  Chief Executive Officer (1994 to Present), The National City Bank of
  Evansville; Director and Vice President, Twenty-One Southeast Third
  Corporation (1996 to Present); Director, United Federal Savings Bank (1995 to
  1996); Chairman of the Board (1989 to 1996) and Chief Executive Officer (1989
  to 1994), The State Bank of Washington; and Chairman of the Board (1990 to
  1993) and President and Chief Executive Officer (1988 to 1993), Sure Financial
  Corporation



Donald G. Harris                                                                             65                1986
  President and Treasurer, Harris Development Corp.
  (1994 to Present);
  Retired President, Mead Johnson Nutritional Group;
  President, Mead Johnson Nutritional Group (1989 to 1993); and
  Director, The National City Bank of Evansville (1986 to 1995)



Richard F. Welp                                                                              56                1998
  Southwest Region Manager, Countrymark Cooperative, Inc.;
  and Director, First Bank of Huntingburg

                                                                                                            DIRECTOR OF
                           NAME AND PRINCIPAL OCCUPATION                                                    CORPORATION
                                 (PAST FIVE YEARS)                                          AGE                SINCE
---------------------------------------------------------------------------------------------------------------------------

                                    CLASS II

(Continuing Directors with Term to Expire 2000)

Susanne R. Emge                                                                              56                1985
  Executive Director, St. Mary's Medical Center
  Foundation of Evansville, Inc. (February 1997 to Present);
  Senior Vice President - Community Relations and Trust
  Manager, The National City  Bank of  Evansville
  (1996 to February 1997);
  Vice President for Corporate and Community Services,
  Deaconess Hospital, Inc. (1990 to 1995);
  Treasurer, Emge Realty Company, Inc.;  and
  Director, The National City Bank of Evansville (1979 to 1995)



Robert A. Keil                                                                               54                1993
  President (1993 to Present) and Assistant Secretary and
  Assistant Treasurer (1985 to 1993) of the Corporation; Director and President,
  Twenty-One Southeast Third Corporation (1996 to Present); and Executive Vice
  President, The National City Bank of Evansville and the Corporation (1991 to
  1993)



Laurence R. Steenberg                                                                        59                1985
  President, BST Incorporated (Oil Production);
  President, Lot Resources (1996 to Present); Director, Rudolph Construction
  Company (1996 to Present); Part Owner, World Connection Services, LLC,
  (Internet services provider) (1994 to Present); Manager, World Connection
  Services, LLC, (Internet services provider) (1994 to December 1997); Assistant
  Professor of Management, University of Evansville (1989 to May 1997); and
  Director, The National City Bank of Evansville (1983 to 1995)





Unless otherwise indicated, each of the nominees and directors has had the same position or another executive position with the same employer during the past five years.

                      COMMITTEES OF THE BOARD OF DIRECTORS

The Corporation has standing Compensation and Audit Committees, but does not have a nominating committee.

In addition to the regular monthly meetings of the Board of Directors, some of the directors also serve on one or more of the various Board committees. During 1997 the Board of Directors met twelve times. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and Committees on which the director served.

The duties of the Compensation Committee are explained later under "Compensation of Executive Officers."

The Audit Committee approves and reviews the internal audit programs of the Corporation and its subsidiaries. The Audit Committee reviews the results of the independent accountant's audit and reports to the Board of Directors. During 1997 the Audit Committee met five times and was comprised of five outside directors and the members were as follows:

                         Ronald G. Reherman, Chairperson
           Susanne R. Emge (since February 1997); Donald G. Harris;
                   H. Ray Hoops; and Laurence R. Steenberg

The Corporation's nominating function is performed by the Board of Directors. Shareholders who wish to nominate persons for election as directors must comply with the advance notice and eligibility requirements contained in Article III,
Section 9 of the Corporation's Bylaws, a copy of which is available on request. Such request and any nominations should be addressed to the Secretary, National City Bancshares, Inc., 227 Main Street, P. O. Box 868, Evansville, Indiana, 47705-0868.

Directors of the Corporation, other than those who also serve as a corporate or subsidiary employee, received for their services an annual retainer of $8,000 plus $200 for each Board of Directors' meeting attended and $150 for each committee meeting attended. Directors who serve as corporate or subsidiary employees receive no separate compensation for Board service.

                       COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the compensation for the Chief Executive Officer of the Corporation and the Corporation's four next most highly compensated executive officers for the year ended December 31, 1997, hereinafter the "Named Executive Officers."


SUMMARY COMPENSATION TABLE


                                                                                          Long-Term
                                                                                        Compensation
                                                     Annual Compensation                   Awards
                                                     -------------------              ------------------

                                                                                         Securities
                                                                                      Underlying Options         All Other
Name and Principal Position             Year         Salary          Bonus (1)           # Shares (2)          Compensation
-----------------------------------------------------------------------------------------------------------------------------------
John D. Lippert*                      1997        $312,600        $      --                    --              $ 76,051 (3,4)
   Chairman of the Board              1996         275,000               --                    --               128,042 (3,4,5)
   and Chief Executive Officer        1995         230,000               --                66,150                68,969 (3,4)

Michael F. Elliott*                   1997         215,929           34,650                21,000                18,397 (3)
   Vice-Chairman                      1996         165,000           31,500                11,025                22,500 (3)
                                      1995         150,000           23,965                34,729                22,500 (3)

Robert A. Keil                        1997         169,800           30,450                15,750                18,397 (3)
   President                          1996         145,000           26,880                11,025                22,500 (3)
                                      1995         128,000           19,220                34,729                22,083 (3)

Benjamin W. Bloodworth*               1997         156,500           26,250                    --               256,698 (3,6)
   Executive Vice-President           1996         125,000           23,100                    --                22,215 (3)
                                      1995         110,000           17,394                46,305                19,109 (3)

Harold A. Mann                        1997          90,000           17,850                    --                12,401 (3)
   Secretary and Treasurer            1996          85,000           16,800                    --                15,270 (3)
                                      1995          80,000               --                46,305                12,000 (3)


* Mr. Lippert retired as Chairman of the Board and Chief Executive Officer on December 31, 1997.
    Mr. Elliott assumed Mr. Lippert's duties on January 1, 1998.
    Mr. Bloodworth retired as Executive Vice President on December 31, 1997.

(1) Amounts shown represent amounts paid under the Management Incentive Compensation Plan.

(2) Options granted have been adjusted for stock dividends and the two-for-one stock split issued in April 1996.

(3) Amounts shown represent amounts contributed to the profit sharing plan provided for all employees who complete one year of service.

(4) Includes a supplemental retirement contribution of $57,654, $51,547, and $46,469, for 1997, 1996, and 1995, respectively.

(5) Includes $53,995 income realized from the exercise of non-qualified stock options.

(6) Includes $234,301 income realized from the exercise of non-qualified stock options.

1997 STOCK OPTION GRANT TABLE

The following table sets forth the stock options granted to the Named Executive Officers during 1997 under the Corporation's Incentive Stock Option Plan.



                                   Individual Grants
------------------------------------------------------------------------------------------------

                                   Number of      % of Total
                                  Securities        Options
                                  Underlying       Granted to       Exercise
                                    Options        Employees        Price (2)        Expiration           Grant Date
             Name                 Granted (1)       in 1997         Per Share           Date          Present Value (3)
             ----                ------------      -----------      ---------           ----          -----------------
Michael F. Elliott                   21,000            19%            $41.90         10/22/2007           $309,120

Robert A. Keil                       15,750            14%            $41.90         10/22/2007           $231,840



(1) Options granted in 1997 were both incentive stock options and non-qualified stock options exercisable one year after the date of grant. These options become immediately exercisable in the event of a change in control of the Corporation. These options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. The number of options and exercise prices in the table have been adjusted for stock dividends.

(2) Exercise price is the fair market value on the date of grant, adjusted for stock dividends.

(3) These values were established using the Black Scholes stock option valuation model, modified to include dividends. Assumptions used to calculate the Grant Date Present Value for options granted during 1997 were as follows:

    (a) Expected Volatility - the variance in the percent change in stock price during the 20-month period immediately preceding each grant, which was 21.50%.

    (b) Risk Free Rate - the average monthly rate for 10-year U.S.Treasury obligations during the month of grant as published in the Wall Street Journal, which was 5.86%.

    (c) Dividend Yield - the yield calculated by dividing the annualized dividend rate of the Corporation's stock in the amount of $0.72 per share by the fair market value of the stock on the date of grant, which resulted in an assumed dividend yield of 1.71%.

    (d) Time of Exercise - the maximum exercise period for each grant at the time of the grant, which was 10 years.

1997 STOCK OPTION EXERCISES AND YEAR-END VALUE TABLE

The following table sets forth the number and value of all unexercised stock options held by the Named Executive Officers at year end.

                                                                                                          Value ($) of
                                                                                  Number (#) of            Unexercised
                                                                                   Unexercised           "in-the-money"
                                                                                    Options -               Options -
                                                                                     12/31/97             12/31/97 (2)
                                                                                  -------------           -------------
                                  Shares Acquired            Value                 Exercisable/           Exercisable/
             Name                   on Exercise         Realized ($)(1)           Unexercisable           Unexercisable
             ----                   -----------         ---------------           -------------           -------------
John D. Lippert                         1,500                $41,085                  33,639/                $862,504/
                                                                                      23,153                 $593,643

Benjamin W. Bloodworth                 25,674               $309,500                   3,912/                $100,304/
                                                                                      15,435                 $395,753

Michael F. Elliott                       0                       0                    45,754/              $1,101,360/
                                                                                      21,000                  $59,850

Robert A. Keil                           0                       0                    45,754/              $1,101,360/
                                                                                      15,750                  $44,887

Harold A. Mann                          1,050                $23,026                  29,766/                $763,200/
                                                                                      15,435                 $395,753




(1) Value is calculated based on closing market price of the Corporation's common stock at exercise date, less the exercise price.

(2) Value is calculated based on the closing market price of the common stock on December 31, 1997, less the option exercise price.

COMPENSATION PLANS

Pension Plan

The following table shows the estimated annual pension benefit payable to a covered participant at normal retirement age (age 60) under the qualified defined benefit pension plan covering the Corporation and all subsidiaries, based on remuneration that is covered under the plan and years of service.


                               PENSION PLAN TABLE

                                                                         YEARS OF SERVICE
                            ---------------------------------------------------------------------------------------

 REMUNERATION               15                20                25             30              35              40
-------------------------------------------------------------------------------------------------------------------
   $125,000            $   37,500       $   50,000      $     62,500    $     75,000    $     87,500     $ 100,000
    150,000                45,000           60,000            75,000          90,000         105,000       120,000
    175,000                52,500           70,000            87,500         105,000         122,500       140,000
    200,000                60,000           80,000           100,000         120,000         140,000       160,000
    225,000                67,500           90,000           112,500         135,000         157,500       180,000
    250,000                75,000          100,000           125,000         150,000         175,000       200,000
    300,000                90,000          120,000           150,000         180,000         210,000       240,000
    350,000               105,000          140,000           175,000         210,000         245,000       280,000

                (The benefits shown above may be limited by law.)



Covered compensation for John D. Lippert, Michael F. Elliott, and Robert A. Keil, as of the end of the last calendar year, was limited by law and totaled $160,000 each; and their years of service were eighteen years, three years, and thirty-two years, respectively. Years of service for Benjamin W. Bloodworth and Harold A. Mann were seventeen years and forty years, respectively.

Each employee who had completed one year of eligible service was an eligible participant under the plan. The plan generally provided for a prospective benefit calculated as follows: 2% of the average annual salary of the five highest consecutive years within the last ten calendar years of credited service for each year of credited service up to 40 years' maximum. "Average annual salary" includes salary, bonus, and other amounts paid in cash to an eligible participant. The plan provided for early retirement at age 55 with reduced benefits or normal retirement with full benefits starting at age 60. The normal form of pension payment is in the form of a life annuity. For a married participant, the normal payment is in the form of a qualified joint and survivor annuity benefit. Participants may elect to receive their accrued retirement benefit in a single lump sum. The annual pension benefit is not subject to any deduction for social security.

The plan was curtailed effective December 31, 1997. Employees who participated in the plan became fully vested at December 31, 1997.

Profit Sharing Plan

The Corporation maintains a savings and profit sharing plan ("Profit Sharing Plan") for substantially all full-time employees who have completed one year of service. Employees may voluntarily contribute to the plan. The Corporation's contributions to the plan, which is subject to the discretion of the Board of Directors, cannot exceed 7% of the Corporation's net income before income taxes.

Supplemental Retirement Benefit Agreement

During 1994 a supplemental retirement benefit agreement was signed between John
D. Lippert and The National City Bank of Evansville. The annual retirement benefit of the Corporation's Chairman, John D. Lippert, was affected by recent limitations imposed by the Internal Revenue Service. To compensate for this, upon recommendation of the Corporation's Compensation Committee, the Board of Directors of The National City Bank of Evansville established a supplemental retirement plan for Chairman Lippert. This plan was moved to the Corporation during 1995. The plan calls for annual payments to Chairman Lippert of $25,000 upon his retirement from the Corporation, but not sooner than his sixty-fifth birthday.

Management Incentive Compensation Plan

The full Board of Directors approved the Management Incentive Compensation Plan ("Incentive Plan") for implementation in 1994. The purpose of the Incentive Plan is to help improve overall Corporate performance by providing executives with variable award opportunities in return for outstanding measured performance. The Incentive Plan provides incentive opportunities based on the achievement of a combination of corporate, subsidiary, and individual executive goals. Specific measurable performance goals are established at the beginning of each year and approved by the Compensation Committee. At the end of the year, actual performance relative to the predetermined goals determines earned incentive awards. The Corporation must exceed a threshold net income percentage before any incentive payments are provided.

Incentive Stock Option Plan

On October 18, 1995, the Board of Directors adopted the Corporation's Incentive Stock Option Plan (the "Option Plan"), which the shareholders approved on April 16, 1996. The Option Plan authorizes the Compensation Committee to award incentive and non-qualified stock options to key employees of the Corporation and its subsidiaries. The total number of shares of common stock reserved for issuance under the Option Plan is currently 554,523 shares, subject to antidilution adjustments. The Option Plan will terminate no later than October 18, 2005. At December 31, 1997, options to purchase an aggregate of 451,361 shares had been granted and were outstanding under the Option Plan.


REPORT OF THE COMPENSATION COMMITTEE

Compensation Committee Structure and Philosophy

During 1997 the Compensation Committee consisted of five outside Directors:

                       Laurence R. Steenberg, Chairperson
           Susanne R. Emge (since February 1997); Donald G. Harris;
                     H. Ray Hoops; and Ronald G. Reherman

The Committee met six times during the year, among other things, to establish the compensation of the Corporation's executive officers.
The executive compensation program of the Corporation has been designed to

     - Support a pay-for-performance policy that awards executive officers for corporate performance;

     - Motivate key senior officers to achieve strategic goals;

     - Provide compensation opportunities which are comparable to those offered by other comparable companies, thus allowing the Corporation to compete for and retain talented executives who are critical to the Corporation's long-term success.

Generally, compensation takes several forms, including base salary, cash bonuses awarded in connection with the Incentive Plan, stock options granted in connection with the Option Plan, and contributions to the Profit Sharing Plan.

Base Salary

The Compensation Committee increased the base salary of the Named Executive Officers during 1997 an average of 19%. During 1997 the Compensation Committee retained McGladrey & Pullen, LLP, Certified Public Accountants and Consultants, to evaluate the compensation and benefits paid to the Corporation's executive officers and its subsidiaries' executive officers. The evaluation included a comparison of compensation paid by the Corporation with compensation paid by comparable regional financial institutions as published in established compensation surveys. Based on (i) this evaluation, (ii) the Committee's assessment of the Corporation's performance relative to its peers, and (iii) and the executive officers' performance, the Compensation Committee elected to raise base salaries for executive officers, including the Named Executive Officers.

Incentive Compensation

During 1996 the Corporation exceeded its net income target, and many executive officers satisfied their personal performance goals of asset quality, expense control, and growth of the Corporation; thus the Committee approved cash bonuses under the Incentive Plan in 1997. Further, based on the purpose of the Option Plan (encourage a proprietary interest through stock ownership), past performance of the recipient, and the ability of the recipient to effect the future of the Corporation, the Committee awarded incentive stock options, including awards to Mr. Elliott and Mr. Keil.

CEO Compensation

John D. Lippert's base salary for 1997 was determined by the Compensation Committee in accordance with the procedures described above; accordingly, his salary for 1997 was increased 14% to $312,600. Mr. Lippert did not participate in the Incentive Plan. Mr. Lippert received an additional $76,051 in compensation as set forth in "Compensation of Executive Officers -- Summary Compensation Table" pursuant to the Profit Sharing Plan and the Supplemental Retirement Plan the Corporation entered with Mr. Lippert in 1994.

Michael F. Elliott became Chairman and Chief Executive Officer of the Corporation effective January 1, 1998. He will receive compensation in such capacity for 1998 in accordance with the procedures and standards described above. During 1997 Mr. Elliott received the compensation described above and as set forth in "Compensation of Executive Officers -- Summary Compensation Table".

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

No member of the Compensation Committee is involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K or as a former officer or employee of the Corporation.

This report on compensation is submitted by the Compensation Committee:


                       Laurence R. Steenberg, Chairperson
           Susanne R. Emge (since February 1997); Donald G. Harris;
                     H. Ray Hoops; and Ronald G. Reherman

COMPARATIVE STOCK PERFORMANCE

The following is a line graph comparing the cumulative total shareholder return among National City Bancshares, Inc. (NCBE); the Center for Research in Securities Prices (CRSP), at the University of Chicago, Total Return Index for Nasdaq Bank Stocks (NASDAQ BANKS); and the CRSP Total Return Index for The Nasdaq Stock Market, U.S. Companies only, (NASDAQ STOCK MARKET). It assumes that $100 is invested December 31, 1992, and all dividends are reinvested. Fiscal year ending December 31 data is used. The shareholder return shown on the graph is not necessarily indicative of future performance.


                             1992         1993          1994          1995         1996          1997

               NCBE        100.00       128.56        164.59        181.19       239.23        391.35

       NASDAQ BANKS        100.00       114.04        113.63        169.23       223.70        377.44

NASDAQ STOCK MARKET        100.00       114.79        112.21        158.68       195.19        239.63










                          TRANSACTIONS WITH MANAGEMENT

Directors and officers (of the Corporation and its subsidiaries) and their associates were customers of, and have had transactions with, the subsidiary banks in the ordinary course of business during 1997. These transactions consisted of extensions of credit by the subsidiaries in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of the management of the subsidiaries, those transactions do not involve more than a normal risk of being collectible or present other unfavorable features. The subsidiaries expect to have, in the future, financial transactions in the ordinary course of its business with directors, officers, and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the time on comparable transactions with others.


            SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's executive officers and directors, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Corporation, or written representations that no Forms 5 were required, the Corporation believes that during 1997 all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than 10% beneficial owners were complied with, except that one report covering one transaction was filed late by Harold A. Mann.

                      ITEM 2 (A-J). PROPOSED RESTATEMENT OF
                          THE ARTICLES OF INCORPORATION


On March 18, 1998, the Board of Directors of the Corporation unanimously approved certain amendments to the Corporation's Articles of Incorporation and directed that proposed Restated Articles of Incorporation incorporating the amendments be submitted to shareholders for consideration at the Annual Meeting. The shareholders of the Corporation are being asked to approve each of the proposed amendments under Item 2(A-J) (the "Proposed Amendments") separately. The adoption of each is not contingent upon the approval of the other Proposed Amendments.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF EACH OF THE PROPOSED AMENDMENTS. See "ADVANTAGES AND DISADVANTAGES OF THE PROPOSED AMENDMENTS" at page 18 below for further discussion of factors that should be considered by shareholders in voting with respect to the Proposed Amendments.

Approval of a majority of the Corporation's outstanding common shares is required for adoption of each Proposed Amendment. Each of the Proposed Amendments that is adopted will become effective upon the requisite filing under the Indiana Business Corporation Law ("IBCL"). Abstentions from voting on the amendment and broker non-votes (i.e. shares held by brokers or nominees that are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will have the practical effect of voting against the amendment since the affirmative vote of a majority of the Corporation's outstanding common shares is required for adoption of each Proposed Amendment. If not otherwise specified, properly executed proxies will be voted "FOR" each of the Proposed Amendments.

Certain of the Proposed Amendments would have the effect of reducing the likelihood that the Corporation would be subject to a change of control or delaying such a change of control. The Proposed Amendments are not in response to any change of control activity of which management of the Corporation is aware. Because certain of the Proposed Amendments would make it significantly more difficult to change the control of the Corporation's Board, to the extent that management might be deemed to benefit from the increased protections, the Board might be viewed as having a conflict of interest in recommending such Proposed Amendments to the shareholders for approval.

The following summary of the Proposed Amendments is qualified in its entirety by reference to the text of such amendments. The existing Articles of Incorporation of the Corporation are attached as Exhibit A to this Proxy Statement (the "current Articles"). The proposed Restated Articles of Incorporation, which contain the Proposed Amendments (the sections of which relate to each Proposed Amendment A-J as set forth parenthetically below), are attached as Exhibit B to this Proxy Statement (the "proposed Articles").

PROPOSED AMENDMENT 2(A): INCREASE THE NUMBER OF THE CORPORATION'S AUTHORIZED COMMON SHARES FROM 20,000,000 TO 29,000,000

The Board of Directors has recommended amendment of the Articles of Incorporation to increase the number of authorized common shares from 20,000,000 common shares, without par value (current Article V), to 29,000,000 common shares, without par value (proposed Article V).


Historically, the Corporation has issued shares primarily as the result of stock splits and dividends, through its dividend reinvestment plan, and in acquisition transactions. During 1997 the Corporation declared and paid a 5% common share dividend. Over 47,000 common shares were issued through the dividend reinvestment plan. Also during 1997, the Corporation issued 1,169,994 common shares in acquisition transactions. The Corporation has entered definitive agreements under which it could issue up to an additional 2,755,555 common shares. As of March 23, 1998, there were 10,751,557 common shares issued and outstanding.

The proposed increase in the number of common shares would insure that shares will be available, if needed, for issuance in connection with share splits and share dividends, for the dividend reinvestment plan, for acquisitions, and for other corporate purposes. The Board believes that the availability of the additional shares for such purposes without delay or the necessity for a special shareholders' meeting would be beneficial to the Corporation. The Corporation does not have any immediate plans, arrangements, commitments, or understandings with respect to the issuance of any of the additional common shares that would be authorized by this Proposed Amendment, other than for issuances in accordance with prior practices for the purposes described above. No further action or authorization by the Corporation's shareholders would be necessary prior to the issuance of the additional common shares unless required by applicable law or regulatory agencies or by the rules of any market on which the Corporation's securities may then be listed.

The holders of any of the additional common shares issued in the future would have the same rights and privileges as the holders of common shares currently authorized and outstanding. Those rights do not include preemptive rights with respect to the future issuance of any additional shares.


The authorization of additional common shares pursuant to this proposal will have no dilutive effect upon the proportionate voting power of the present shareholders of the Company. However, to the extent that shares are subsequently issued to persons other than the present shareholders and/or in proportions other than the proportion that presently exists, such issuance could have a substantial dilutive effect on present shareholders.


As stated above, the Corporation does not have any immediate plans, arrangements, commitments, or understandings with respect to the issuance of any of the additional common shares that would be authorized by this Proposed Amendment, other than for issuances in accordance with prior practices for the purposes described above. However, the increased authorized shares could be used to make a takeover attempt more difficult, such as by using the shares to make a counter-offer for the shares of the bidder or by selling shares to dilute the voting power of the bidder. As of this date, the Corporation is unaware of any effort to accumulate the Corporation's shares or to obtain control of the Corporation by means of a merger, tender offer, solicitation in opposition to management or otherwise.


PROPOSED AMENDMENT 2(B):  AUTHORIZE 1,000,000 PREFERRED SHARES

The Board also has recommended the authorization of 1,000,000 preferred shares, without par value (proposed Article V). The Corporation currently has none. Under the proposed Articles, the Board would have the right to establish the rights and preferences of multiple series of preferred shares and to issue them without further shareholder approval. Such series would have the voting rights (which may be limited or unlimited), dividend or distribution rights, rights to priority in relation to common shares or other series of preferred shares, redemption or conversion prices, liquidation preferences, and sinking fund provisions as determined by the Board.


The Board has recommended the authorization of preferred shares in order to increase the Corporation's financial flexibility. The Board believes that the complexity of modern business and financing and acquisition transactions requires greater flexibility in the Corporation's capital structure than now exists. The preferred shares would be available for issuance from time to time as determined by the Board for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in the Corporation's business and operations and issuance as part or all of the consideration required to be paid by the Corporation for acquisitions of other businesses or properties. No further action or authorization by the Corporation's shareholders would be necessary prior to the issuance of the preferred shares unless required by applicable law or regulatory agencies or by the rules of any market on which the Corporation's securities may then be listed. The Corporation does not have any immediate plans, agreements, understandings, or arrangements that would result in the issuance of any preferred shares.

It is not possible to state the precise effect of the amendment upon the rights of holders of common shares until the Board determines the respective preferences, limitations, and relative rights of the holders of any future series of preferred shares. However, such effects may include a dilution of the voting power of common shares to the extent that such preferred shares have voting rights, and may result in holders of preferred shares with preferences and other rights superior to those of holders of common shares.

This Proposed Amendment may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of the Corporation. Issuance of authorized preferred shares can be implemented, and has been implemented by some companies in recent years, with voting or conversion privileges intended to make acquisition of the company more difficult or more costly. Such an issuance could be used to discourage or limit the shareholders' participation in certain types of transaction that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the shareholders. The shares could also be used in connection with the adoption of a shareholder rights plan, which adoption would require no further shareholder approval. A shareholder rights plan may provide that in the event of certain business combinations, shareholders of the Corporation would receive the right to purchase additional shares of the Corporation at a discount from the market value. A potential acquiror may not be granted such rights and would face dilution of voting power and devaluation of its shareholdings. Such a plan, or the ability of the Corporation to adopt such a plan may, therefore, be viewed as having possible anti-takeover effects. The Board has no present intention of adopting a shareholders' rights plan. Further, as stated above, the Board is unaware of any effort to accumulate the Corporation's shares or to obtain control of the Corporation by means of a merger, tender offer, solicitation in opposition to management, or otherwise.


PROPOSED AMENDMENT 2(C):  ELIMINATE CUMULATIVE VOTING IN ELECTIONS OF DIRECTORS


The Board also has recommended that the Articles be amended to eliminate cumulative voting for the election of directors. Under the current Articles, each shareholder has a number of votes equal to the number of shares such shareholder is entitled to vote multiplied by the number of directors to be elected at the meeting (current Article IX). The shareholder may allocate such votes to or among one or more nominees for director. The candidates receiving the highest number of votes are elected. Cumulative voting may allow a shareholder or group representing a small minority of votes cast to cause the election of one or more nominees. Under the proposed Articles, cumulative voting would be eliminated (proposed Article V). The availability of cumulative voting may be deemed to create a vulnerability to takeover attempts, and its removal to make such attempts more difficult. The Corporation is not aware of any attempt by a shareholder or group to elect a director by using cumulative voting. The Board has recommended the removal of cumulative voting because the Board believes that the system of electing directors whereby those directors are elected who receive a plurality of votes cast by shareholders as a whole will best ensure that the Board will act for the benefit of all shareholders.


PROPOSED AMENDMENT 2(D): PROVIDE FOR REMOVAL OF DIRECTORS ONLY FOR CAUSE AND ONLY BY THE VOTE OF SHAREHOLDERS REPRESENTING 66 2/3% OF VOTES ENTITLED TO BE CAST

The Board has recommended that the Articles be amended to provide that directors of the Corporation may be removed from office only for good cause, only at a meeting called for that purpose, by the affirmative vote of holders of outstanding shares representing at least 66-2/3% of votes entitled to be cast at an election of directors (proposed Article VII). "Good cause" means personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule, regulation (other than traffic violations or similar offenses).

The current Articles do not address the removal of directors. Under the IBCL, absent a provision in the Articles, directors may be removed by shareholders or directors with or without cause. A director may be removed by shareholders only at a meeting called for that purpose. If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against removal. If cumulative voting is not authorized, a director may be removed if the number of votes cast for removal exceeds the number cast against.

Accordingly, one effect of this Proposed Amendment would be to make it more difficult for the holders of the shares of the Corporation to remove incumbent directors by increasing the vote required for removal and by imposing the requirement of good cause for removal. This Proposed Amendment would, therefore, allow a director to oppose the actions of certain shareholders without fear of his or her removal based on such opposition unless such opposition would itself be good cause for removal. Also, in conjunction with the classified Board, the proposed change would make it more difficult for someone who acquires voting shares of the Corporation immediately to remove incumbent directors until their terms expire over the course of three years.

PROPOSED AMENDMENT 2(E): FIX THE MAXIMUM NUMBER OF DIRECTORS AT 15


The Board also has recommended that the maximum number of directors be fixed at 15 (proposed Article VII). The current Articles do not limit the number of the Corporation's directors (current Article VII). Ten directors currently serve the Corporation. Imposing a limit on the number of directors in the Articles would prevent a potential acquiror of the Corporation from expanding the number of directors to undermine the influence of current directors. In conjunction with the classified board and the proposed requirement of cause for removal of directors, the limitation on the number of directors would make more difficult any reduction in the influence of the current directors, whether in a takeover attempt or otherwise.


PROPOSED AMENDMENT 2(F): PROVIDE FOR A SHAREHOLDERS' MEETING TO BE HELD UPON THE DEMAND OF HOLDERS OF SHARES REPRESENTING 80% OF VOTES ENTITLED TO BE CAST


The Board has recommended that the current Articles be amended to require a shareholder who desires a special shareholder meeting to be called to provide a written demand from the holders of shares representing at least 80% of votes entitled to be cast on the issue proposed to be considered at the meeting (so long as the Corporation has at least 50 shareholders) (proposed Article IX). The current Articles do not provide for shareholders to call special meetings. Under these circumstances, the default provisions of the IBCL provide that the demand for a special meeting must be made by the holders of all votes entitled to be cast; however, the Corporation has opted out of that default provision by a provision of the Corporation's By-laws (which are subject to change by unilateral Board action) that allows a special meeting to be called on the request the holders of 25% of all shares outstanding and entitled to be cast. The proposed Articles would supersede the By-laws with respect to this provision. Accordingly, the increase in the number of holders of shares required to call a meeting would make it more difficult to call a special meeting of shareholders and, therefore, would mean that proposals for shareholder action desired by shareholders could be delayed until the next annual meeting of shareholders. The Proposed Amendments would help assure that the Board, if confronted with a surprise proposal from a third party that had acquired a significant block of the Corporation's shares, would have additional time to review any proposal and to consider appropriate alternatives.


PROPOSED AMENDMENT 2(G): ADOPT THE IBCL'S CONTROL PROVISIONS ALLOWING REDEMPTION, IN CERTAIN CASES, OF AN ACQUIROR'S CONTROL SHARES

The Board has recommended that the current Articles be amended to allow the Corporation to redeem an acquiror's "control shares" if the acquiror failed to file a statutory notice regarding its acquisition when the Control Share provisions of the IBCL (the "Control Provisions") apply to the Corporation. The current Articles do not address the Control Provisions. The Control Provisions apply by default so long as the Corporation qualifies under the Control Provisions as an "issuing public corporation". When applicable, the Control Provisions, among other things, give uninterested shareholders the right to vote to decide whether an acquiror's "control shares" will be given voting power. The proposed Articles would take advantage of an optional provision of the Control Provisions, which allows the Corporation to redeem an acquiror's shares if the acquiror fails to provide notice under the Control Provisions (proposed Article
X). The Board believes such notice should be given as provided by the Control Provisions and desires to implement the Control Provisions' incentive for such notice.

PROPOSED AMENDMENT 2(H): CLARIFY THAT SHAREHOLDERS' VOTING RIGHTS WITH RESPECT TO CERTAIN BUSINESS COMBINATIONS EXTEND TO SALES TRANSACTIONS AND OTHER DISTRIBUTIONS OF THE CORPORATION'S ASSETS

The Corporation's current Articles require the affirmative vote of the holders of 80% of the issued and outstanding voting shares in order to approve certain change in control transactions, unless such transactions have been approved in advance by the Board (current Article IX). The proposed Articles would retain these provisions, while clarifying that the latter provision includes, along with mergers and consolidations, any sale, lease, exchange, or other distribution of all or substantially all of the Corporation's assets (proposed
Article VIII).

PROPOSED AMENDMENT 2(I): CLARIFY THE CORPORATION'S STATEMENT OF PURPOSES


The Board of Directors has recommended the amendment of the Articles to simplify and clarify the statement of the Corporation's purposes. The statement of purposes in the proposed Articles (proposed Article II) makes clear that the Corporation has the power to engage in business as a holding company for financial institutions and other financial intermediaries and to engage in all activities for which corporations may be incorporated under the IBCL. Such a broad statement of purposes has become common in recent years and allows the Corporation the full measure of authority available to it under the IBCL.


PROPOSED AMENDMENT 2(J): RESTATE THE CORPORATION'S ARTICLES OF INCORPORATION IN ACCORDANCE WITH THE IBCL TO UPDATE CORPORATE INFORMATION, ELIMINATE UNNECESSARY AND REDUNDANT MATERIAL, AND STATE CERTAIN DEFAULT PROVISIONS OF THE IBCL

The proposed Articles are a full restatement of the current Articles. Accordingly, the proposed Articles update, expand upon, and clarify various provisions in a manner appropriate for a growing, publicly held corporation. Shareholders are referred to the copy of the current Articles (Exhibit A) and the proposed Articles (Exhibit B) attached to this Proxy Statement, and the proposed changes are summarized below.

Outdated references to the Indiana General Corporation Act are replaced in the proposed Articles by references to the IBCL. The Corporation's resident agent is updated to reflect the fact that Stephen C. Byelick, Jr. has assumed this role (proposed Article IV). Provisions no longer required in restated articles have been removed, including requirements prior to doing business (current Article
VI), names and post office addresses of incorporators (current Article VII), and the incorporator (current Article VIII). Provisions of the current Articles that merely restate or summarize IBCL default provisions or which are redundant have been removed, including provisions relating to the Corporation's capital structure (current Article IX), directors' reliance on books of the Corporation (current Article IX), and indemnification (Article IX). The proposed Articles also set forth already applicable default provisions of the IBCL that provide that meetings of shareholders and directors may be held as may be provided for in the Corporation's By-laws from time to time (proposed Article IX), that the Board and shareholders may act without a meeting if action is taken by all members or shareholders by written consent (proposed Article IX), and that shareholders shall not have personal liability for the debts or actions of the Corporation (proposed Article IX).


Current Articles I (name) and III (period of existence) would remain unchanged.


ADVANTAGES AND DISADVANTAGES OF THE PROPOSED AMENDMENTS

As discussed above, the Board has recommended the Proposed Amendments for a variety of reasons. Proposed Amendments A and B, for example, would provide the Corporation with additional flexibility in issuing shares and structuring acquisition transactions. The Proposed Amendments, individually and in combination, may also have the effect of making more difficult a change in control of the Corporation, including a change in control favored by a majority of the Corporation's shareholders. The Proposed Amendments supplement provisions of the current Articles (which are retained in the proposed Articles) that make more difficult a change in control. As discussed above, the current Articles provide for a classified Board and require the affirmative vote of the holders of 80% of the issued and outstanding voting shares in order to approve certain change in control transactions.

Public companies are potentially subject to attempts by various individuals and entities to acquire significant minority positions in the company with the intent either of obtaining actual control of the company by electing their own slate of directors, or of achieving some other goal, such as the repurchase of their shares by the company at a premium. Public companies also are potentially subject to inadequately priced or coercive bids for control through majority shares ownership. Accordingly, the Board recommends the Proposed Amendments, in part, to discourage such activities.

The Proposed Amendments (particularly Proposed Amendments A-H) have both advantages and disadvantages to the Corporation's shareholders. The Proposed Amendments do not prevent the purchase of all or a majority of the equity securities of the Corporation, whether pursuant to open-market purchase, negotiated purchases from large shareholders or an unsolicited bid for all or part of the securities of the Corporation. Rather, the Board believes that the Proposed Amendments would discourage disruptive tactics and encourage persons who may seek to acquire control of the Corporation to initiate such an acquisition through negotiations with the Board. The Board believes that it will therefore be in better position to protect the interests of all of the shareholders and that the shareholders will have a more meaningful opportunity to evaluate any such action.

Although the Proposed Amendments are intended to encourage persons seeking to acquire control of the Corporation to initiate such an acquisition through arm's-length negotiations with the Board, the overall effect of the Proposed Amendments may be to deter certain mergers, tender offers and other takeover attempts (which could deprive shareholders of certain opportunities to sell their shares at a temporarily higher market price), the assumption of control by a holder of a larger block of common shares, the removal of incumbent management or changes in the composition of the Board, one or more of which some or a majority of the holders of the Corporation's voting shares may deem to be in their best interests. However, the Board feels that the benefits of seeking to protect the ability of the Corporation to negotiate effectively, through directors who have previously been elected by the shareholders as a whole and are familiar with the Corporation, outweigh any disadvantages of discouraging such unsolicited proposals. The Proposed Amendments are not in response to any specific efforts of which the Corporation is aware to accumulate common shares or obtain control of the Corporation. The Board is recommending the adoption of the Proposed Amendments in order to further continuity and stability in the leadership and policies of the Corporation and to discourage certain types of tactics that could involve actual or threatened changes of control that are not in the best interests of the shareholders. Because of the time associated with obtaining shareholder approval, the Board believes it is inadvisable to defer consideration of the Proposed Amendments until a takeover threat is pending. Once a specific threat exists, the time required to adopt the Proposed Amendments may render their adoption impractical prior to the completion of the takeover. Further, the absence of a specific threat permits the shareholders to consider the merits of the Proposed Amendments outside the pressured atmosphere of a takeover threat. For these reasons, the Corporation believes it is prudent to consider the Proposed Amendments at this time.

The Board has no knowledge of any problem in the past or at the present time with the Board's continuity or stability. In addition, the Board does not currently contemplate recommending the adoption of any further amendments to the Articles or any other action designed to affect the ability of third parties to take over or change control of the Corporation. However, the Board believes that adopting the Proposed Amendments is prudent, advantageous and in the best interests of the shareholders because the Proposed Amendments will give the Board more time to fulfill its responsibilities to the shareholders and will provide greater assurance of continuity and stability in the composition and policies of the Board. The Board also believes such advantages outweigh any disadvantage relating to discouraging potential acquirors from attempting to obtain control of the Corporation.



                              ITEM 3. OTHER MATTERS

The Board of Directors of the Corporation is not aware of any other matters that may come before the meeting. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of printing hereof and which may properly come before the meeting. A COPY OF THE CORPORATION'S 1997 REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ON FORM 10-K, WILL BE AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS UPON REQUEST WITHOUT CHARGE (EXCEPT FOR EXHIBITS, IF REQUESTED, FOR WHICH A REASONABLE FEE WILL BE CHARGED). ADDRESS ALL REQUESTS, IN WRITING, FOR THIS DOCUMENT TO STEPHEN C. BYELICK, JR., SECRETARY, NATIONAL CITY BANCSHARES, INC., 227 MAIN STREET, P. O. BOX 868, EVANSVILLE, INDIANA 47705-0868.

                         INDEPENDENT PUBLIC ACCOUNTANTS

McGladrey & Pullen, LLP, Certified Public Accountants and Consultants served as independent accountants to audit the financial statements of the Corporation and its subsidiaries for the year 1997. McGladrey & Pullen, LLP, has audited the books and records of the Corporation and its subsidiaries since 1993. A representative of McGladrey & Pullen, LLP, is expected to be present at the Annual Meeting and will have the opportunity to make a statement if desired and to respond to appropriate questions from shareholders.


                              SHAREHOLDER PROPOSALS

Any proposals to be considered for inclusion in the Proxy material to be provided to shareholders of the Corporation for its next annual meeting to be held in 1999 must be received by the Corporation no later than December 21, 1998.



                           INCORPORATION BY REFERENCE

To the extent this Proxy Statement has or will be specifically incorporated by reference into any filing by the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled "Report of the Compensation Committee" and "Comparative Stock Performance" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

                                        By Order of the Board of Directors,



                                        STEPHEN C. BYELICK, JR.
                                        Secretary


April 22, 1998

                                   EXHIBIT "A"

                  CURRENT ARTICLES OF INCORPORATION AS AMENDED

                            ARTICLES OF INCORPORATION

                                       OF

                         NATIONAL CITY BANCSHARES, INC.


         The undersigned incorporator or incorporators, desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of the Indiana General Corporation Act as amended (hereinafter referred to as the "Act"), execute the following Articles of Incorporation:

                                    ARTICLE I

                                      Name

         The name of the Corporation is National City Bancshares, Inc.


                                   ARTICLE II

                                    Purposes

         The purposes for which the Corporation is formed are:

         To engage in any lawful act or activity for which corporations may be formed under the Indiana General Corporation Act and The Bank Holding Company Act of 1956, as amended, and to possess all other rights and powers authorized by the laws of the State of Indiana, and the laws of the United States of America applicable to bank holding companies and the regulations of the Board of Governors of the Federal Reserve System.


                                   ARTICLE III

                               Period of Existence

         The period during which the Corporation shall continue is perpetual.


                                   ARTICLE IV

                       Resident Agent and Principal Office

Section 1.  Resident Agent.

         The name and address of the Corporation's Resident Agent for service of process is Mr. Harold A. Mann, 227 Main Street, Evansville, Indiana 47708.

Section 2.  Principal Office.

         The post office address of the principal office of the Corporation is 227 Main Street, Evansville, Indiana 47708.


                                    ARTICLE V

                                Authorized Shares

Section 1.  Number of Shares:

         The total number of shares which the Corporation is to have authority to issue is 20,000,000, all of which the Corporation designates as without par value.

Section 2.  Terms of Shares:

         Shares of the corporation may be redeemed by the corporation at the direction of a vote of a majority of the Board of Directors meeting at a regularly or specially called meeting for said purpose.

         Furthermore, the corporation, through its Board of Directors, shall have the power to purchase, hold, sell, and transfer the shares of its own capital stock provided that it does not use its funds or property for the purchase of its own shares of capital stock when such use will cause any impairment of its capital, except when otherwise permitted by law, and provided further that shares of its own capital stock belonging to it are not voted upon directly, or indirectly.


                                   ARTICLE VI

                      Requirements Prior To Doing Business

         The Corporation will not commence business until consideration of the value of at least $1,000 (one thousand dollars) has been received for the issuance of shares.


                                   ARTICLE VII

                                    Directors

Section 1.  Number of Directors:

The initial Board of Directors is composed of 14 members. The number of directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of directors, the number shall be fourteen (14).

Section 2.  Names and Post Office Addresses of the Directors:

         The names and post office addresses of the initial Board of Directors of the Corporation are:


Name                                Number and Street or Building                   City           State      Zip Code
----------------------------------------------------------------------------------------------------------------------
Gilbert E. Betulius                 Denzer Road, R.R. 13                            Evansville     IN           47712
Donald B. Cox                       4029 Fairfax Road                               Evansville     IN           47710
Wilfred O. Doerner                  960 St. Michael Court                           Evansville     IN           47715
Victor R. Gallagher                 431 S. Rotherwood Avenue                        Evansville     IN           47714
C. Mark Hubbard                     3400 Robin Place                                Evansville     IN           47712
Edgar P. Hughes                     Riverside 1, Apt. 505, 101 Court Street         Evansville     IN           47708
R. Eugene Johnson                   6840 Arcadian Highway                           Evansville     IN           47715
Edwin F. Karges, Jr.                1106 Harrelton Court                            Evansville     IN           47715
John D. Lippert                     3636 Elmridge Drive                             Evansville     IN           47711
John Lee Newman                     717 S. Boeke Road                               Evansville     IN           47714
Laurence R. Steenberg               5688 Cliftmore Drive                            Newburgh       IN           47630
C. Wayne Worthington                3023 Oak Hill Road                              Evansville     IN           47711
George A. Wright                    6001 Lincoln Avenue                             Evansville     IN           47715
Mrs. N. Keith Emge                  7108 E. Chestnut Street                         Evansville     IN           47715


Section 3.  Qualification of Directors:

         Directors of this corporation who serve as directors of any subsidiary banking corporation may hold shares in this corporation as qualifying shares entitling such directors to serve in the capacity as a director of such subsidiary banking corporation.


                                  ARTICLE VIII

                                  Incorporator

         The name and post office address of the incorporator of the Corporation is Mr. Harold A. Mann, 227 Main Street, Evansville, Indiana 47708.


                                   ARTICLE IX

                      Provisions for Regulation of Business
                      and Conduct of Affairs of Corporation

Section 1.  Capital Structure.

         The Board of Directors of the corporation is hereby authorized to fix and determine and to vary the amount of working capital of the corporation, to determine whether any and, if any, what part of its surplus, however created or arising, shall be used or disposed of or declared in dividends or paid to shareholders, and, without action by the Shareholders, to use and apply such surplus or any part thereof at any time or from time to time in the purchase or acquisition of shares of any class, voting trust certificates for shares, bonds, debentures, notes script, warrants, obligations, evidences of indebtedness of the corporation or other securities of the corporation, to such extent or amount and in such manner and upon such terms as the Board of Directors of the corporation shall deem expedient to the extent not prohibited by law.

Section 2.  Reliance on Books of the Corporation.

         Each officer, director or member of any committee designated by the Board of Directors of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the corporation by any of its officers or employees or by an independent public accountant or by an appraiser selected with reasonable care by the Board of Directors of the corporation or by any such committee or in relying in good faith upon other records of the corporation.


Section 3.  Indemnification.

         The corporation shall have the power to indemnify its present and past directors, officers, employees, or agents, and such other persons as it shall have the powers to indemnify, to the full extent permitted under, and subject to the limitations of, Title 23 of the Indiana General Corporation Act.

         The corporation may upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers, employees and agents to the extent that such indemnification is allowed in the statute mentioned above.

         Any indemnification as above provided (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because it meets the standard set out in the statute above mentioned. Such determination shall be made (a) by the Board of Directors, by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding; or (b) if such a quorum is not obtainable, or even if obtainable, if majority vote of disinterested directors so directs, by independent legal counsel in a written opinion stating that such director, officer, employee or agent has met such standards of conduct, or (c) by a majority vote of a quorum of the shareholders of the corporation consisting of shareholders who are not parties to such action, suit or proceeding.


Section 4.  Voting Rights.

         Each shareholder shall be entitled to one vote for each share of stock standing in his name of the books of the corporation.

         Each shareholder shall have the right to cumulate such voting power as he possesses when electing directors, and to give one candidate as many votes as the number of directors to be elected multiplied by the number of his votes equals, or to distribute his votes on the same principle among two or more candidates, as he sees fit.


Section 5.  Classes of Directors.

         The Bylaws of the Corporation may provide, that the Directors shall be divided into two (2) or more classes whose terms of office shall expire at different times, but no term shall continue longer than three (3) years.

Section 6.  Voting Rights on Business Combinations.

         Any merger, consolidation, or acquisition of this Corporation by another corporation without this Corporation's Board of Directors' approval, shall require the affirmative approval of the holders of eighty percent (80%) of the issued and outstanding common shares of stock of the Corporation and eighty percent (80%) of the issued and outstanding preferred shares or other class of shares, regardless of limitations or restrictions on the voting power thereof, entitled to vote at a meeting duly called for such purpose. Irrespective of any other provisions of these Articles, this Section 6 may be amended at any regular meeting or at a Special Meeting called for that purpose by the affirmative vote of the holders of receipt of shares entitling them to exercise eighty percent (80%) of the voting power on such proposal.


                                    ARTICLE X

         Except as otherwise restricted in Article IX, these Articles may be amended at any regular meeting or at a special meeting called for that purpose by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal.

                                   EXHIBIT "B"

                       PROPOSED ARTICLES OF INCORPORATION


This Exhibit B is a full restatement of the Corporation's Articles of Incorporation, which includes all amendments proposed in Item 2 (A-J). If fewer than all of the amendments proposed in Item 2 (A-J) are adopted by the Corporation's shareholders, appropriate modifications will be made to the Restated Articles of Incorporation prior to their filing and effectiveness.



                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                         NATIONAL CITY BANCSHARES, INC.


              National City Bancshares, Inc. (hereinafter referred to as the "Corporation"), desiring to amend and restate its Articles of Incorporation effective as of the date Articles of Restatement are submitted to the Indiana Secretary of State for approval, pursuant to the provisions of the Indiana Business Corporation Law (hereinafter referred to as the "Corporation Law"), submits the following Restated Articles of Incorporation:


                                    ARTICLE I
                                      Name

              The name of the Corporation is National City Bancshares, Inc.


                                   ARTICLE II
                               Purposes and Powers

Section 1.  Purposes of the Corporation.

              The purposes for which the Corporation is formed are to (a) engage in business as a holding company for financial institutions and other financial intermediaries, and (b) engage in any lawful act or activity for which corporations may now or hereafter be incorporated under the Corporation Law.

Section 2.  Powers of the Corporation.

              The Corporation shall have all powers now or hereafter authorized by or vested in corporations pursuant to the provisions of the Corporation Law.


                                   ARTICLE III
                               Period of Existence

              The period during which the Corporation shall continue is perpetual.

                                   ARTICLE IV
                       Resident Agent and Principal Office

Section 1.  Resident Agent.

              The name and address of the Corporation's Resident Agent for service of process at the time of the adoption of these Restated Articles of Incorporation is Mr. Stephen C. Byelick, Jr., 227 Main Street, Evansville, Indiana 47708.

Section 2.  Principal Office.

              The post office address of the principal office of the Corporation at the time of the adoption of these Restated Articles of Incorporation is P. O. Box 868, Evansville, Indiana 47705-0868.


                                    ARTICLE V
                                Authorized Shares

Section 1.  Number of Shares.

              The total number of shares that the Corporation has authority to issue is 30,000,000, consisting of 29,000,000 Common Shares ("Common Shares"), and 1,000,000 Preferred Shares ("Preferred Shares"). The Common Shares and Preferred Shares have no par or stated value, except that, solely for the purpose of any statute or regulation of any jurisdiction imposing any tax or fee based upon the capitalization of the Corporation, each of the Corporation's shares shall be deemed to have a stated value of $1.00 per share.

Section 2.  General Terms of All Shares.

              (a) The Corporation shall have the power to acquire (by purchase, redemption, or otherwise), hold, own, pledge, sell, transfer, assign, reissue, cancel, or otherwise dispose of shares of the Corporation in the manner and to the extent now or hereafter permitted by the Corporation Law (but such power shall not imply an obligation on the part of the owner or holder of any share to sell or otherwise transfer such share to the Corporation), including the power to purchase, redeem, or otherwise acquire the Corporation's own shares, directly or indirectly, and without pro rata treatment of the owners or holders of any class or series of shares, unless, after giving effect thereto, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation's total assets would be less than its total liabilities (and without regard to any amounts that would be needed, if the Corporation were to be dissolved at the time of the purchase, redemption, or other acquisition, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the holders of the shares of the Corporation being purchased, redeemed, or otherwise acquired, unless otherwise expressly provided with respect to a series of Preferred Shares in the provisions of these Restated Articles of Incorporation adopted by the Board of Directors pursuant to Section 5 of this Article describing the terms of such series). Shares of the Corporation purchased, redeemed, or otherwise acquired by it shall constitute authorized but unissued shares, unless prior to any such purchase, redemption, or other acquisition, or within thirty (30) days thereafter, the Board of Directors adopts a resolution providing that such shares constitute authorized and issued but not outstanding shares.

              (b) The Board of Directors of the Corporation may dispose of, issue, and sell shares in accordance with, and in such amounts as may be permitted by, the Corporation Law and the provisions of these Restated Articles of Incorporation and for such consideration, at such price or prices, at such time or times and upon such terms and conditions (including the privilege of selectively repurchasing the same) as the Board of Directors of the Corporation shall determine, without the authorization or approval by any shareholders of the Corporation. Shares may be disposed of, issued, and sold to such persons, firms, or corporations as the Board of Directors may determine, without any preemptive or other right on the part of the owners or holders of other shares of the Corporation of any class or kind to acquire such shares by reason of their ownership of such other shares.

              (c) The Corporation shall have the power to declare and pay dividends or other distributions upon the issued and outstanding shares of the Corporation, subject to the limitation that a dividend or other distribution may not be made if, after giving it effect, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation's total assets would be less than its total liabilities (and without regard to any amounts that would be needed, if the Corporation were to be dissolved at the time of the dividend or other distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the holders of shares receiving the dividend or other distribution, unless otherwise expressly provided with respect to a series of Preferred Shares in the provisions of these Restated Articles of Incorporation adopted by the Board of Directors pursuant to Section 5 of this Article describing the terms of such series). Except as otherwise provided in Section 4 of this Article, the Corporation shall have the power to issue shares of one class or series as a share dividend or other distribution in respect of that class or series or one or more other classes or series.

Section 3.  Voting Rights of Shares.

              (a) Except as otherwise provided by the Corporation Law and subject to such shareholder disclosure and recognition procedures (which may include voting prohibition sanctions) as the Corporation may by action of its Board of Directors establish, Common Shares have unlimited voting rights. Common Shares shall not have cumulative voting rights.

              (b) Preferred Shares shall, when validly issued by the Corporation, entitle the record holder thereof to vote as and on such matters, but only as and on such matters, as the holders thereof are entitled to vote under the Corporation Law or under the provisions of these Restated Articles of Incorporation adopted by the Board of Directors pursuant to Section 5 of this Article describing the terms of the Preferred Shares or a series thereof (which provisions may provide for special, conditional, limited, or unlimited voting rights, including multiple or fractional votes per share, or for no right to vote, except to the extent required by the Corporation Law) and subject to such shareholder disclosure and recognition procedures (which may include voting prohibition sanctions) as the Corporation may by action of the Board of Directors establish.

Section 4.  Other Terms of Common Shares.

              Common Shares shall be equal in every respect insofar as their relationship to the Corporation is concerned, but such equality of rights shall not imply equality of treatment as to redemption or other acquisition of shares by the Corporation. Subject to the rights of the holders of any outstanding Preferred Shares issued under Section 5 of this Article, the holders of Common Shares shall be entitled to share ratably in such dividends or other distributions (other than purchases, redemptions, or other acquisitions of shares by the Corporation), if any, as are declared and paid from time to time on the Common Shares at the discretion of the Board of Directors. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, after payment shall have been made to the holders of the Preferred Shares of the full amount to which they shall be entitled under this Article, the holders of Common Shares shall be entitled, to the exclusion of the holders of the Preferred Shares of any and all series, to share, ratably according to the number of shares of Common Shares held by them, in all remaining assets of the Corporation available for distribution to its shareholders.

Section 5.  Other Terms of Preferred Shares.

              (a) Preferred Shares may be issued from time to time in one or more series, each such series to have such distinctive designation and such preferences, limitations, and relative voting and other rights as shall be set forth in these Restated Articles of Incorporation. Subject to the requirements of the Corporation Law and subject to all other provisions of these Restated Articles of Incorporation, the Board of Directors of the Corporation may create one or more series of Preferred Shares and may determine the preferences, limitations, and relative voting and other rights of one or more series of Preferred Shares before the issuance of any shares of that series by the adoption of an amendment to these Restated Articles of Incorporation that specifies the terms of the series of Preferred Shares. All shares of a series of Preferred

Shares must have preferences, limitations, and relative voting and other rights identical with those of other shares of the same series and, if the description of the series set forth in these Restated Articles of Incorporation so provides, no series of Preferred Shares need have preferences, limitations, or relative voting or other rights identical with those of any other series of Preferred Shares.

              Before issuing any shares of a series of Preferred Shares, the Board of Directors shall adopt an amendment to these Restated Articles of Incorporation, which shall be effective without any shareholder approval or other action, that sets forth the preferences, limitations, and relative voting and other rights of the series, and authority is hereby expressly vested in the Board of Directors, by such amendment:

              (1) To fix the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

              (2) To fix the voting rights of such series, which may consist of special, conditional, limited, or unlimited voting rights, including multiple or fractional votes per share, or no right to vote (except to the extent required by the Corporation Law);

              (3) To fix the dividend or distribution rights of such series and the manner of calculating the amount and time for payment of dividends or distributions, including, but not limited to:

                    (A) the dividend rate, if any, of such series;

                    (B) any limitations, restrictions, or conditions on the
              payment of dividends or other distributions, including whether dividends or other distributions shall be noncumulative or cumulative or partially cumulative and, if so, from which date or dates;

                    (C) the relative rights of priority, if any, of payment of dividends or other distributions on shares of that series in relation to Common Shares and shares of any other series of Preferred Shares; and

                    (D) the form of dividends or other distributions, which may be payable at the option of the Corporation, the shareholder, or another person (and in such case to prescribe the terms and conditions of exercising such option), or upon the occurrence of a designated event in cash, indebtedness, shares or other securities or other property, or in any combination thereof, and to make provisions, in the case of dividends or other distributions payable in shares or other securities, for adjustment of the dividend or distribution rate in such events as the Board of Directors shall determine;

              (4) To fix the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed or converted, which may be

                    (A) at the option of the Corporation, the shareholder, or
              another person or upon the occurrence of a designated event;

                    (B) for cash, indebtedness, securities, or other property or any combination thereof; and

                    (C) in a designated amount or in an amount determined in
              accordance with a designated formula or by reference to extrinsic data or events;

              (5) To fix the amount or amounts payable upon the shares of such series in the event of any liquidation, dissolution, or winding up of the Corporation and the relative rights of priority, if any, of payment upon shares of such series in relation to Common Shares and shares of any other series of special shares; and to determine whether or not any such preferential rights upon dissolution need be considered in determining whether or not the Corporation may make dividends, repurchases, or other distributions;

              (6) To determine whether or not the shares of such series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of such series and, if so entitled, the amount of such fund and the manner of its application;

              (7) To determine whether or not the issuance of any additional shares of such series or of any other series in addition to such series shall be subject to restrictions in addition to restrictions, if any, on the issuance of additional shares imposed in the provisions of these Restated Articles of Incorporation fixing the terms of any outstanding series of Preferred Shares theretofore issued pursuant to this Section and, if subject to additional restrictions, the extent of such additional restrictions; and

              (8) Generally to fix the other preferences or rights, and any qualifications, limitations, or restrictions of such preferences or rights, of such series to the full extent permitted by the Corporation Law; provided, however, that no such preferences, rights, qualifications, limitations, or restrictions shall be in conflict with these Restated Articles of Incorporation or any amendment hereof.

              (b) Preferred Shares of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible, have been converted into shares of the Corporation of any other class or series, may be reissued as a part of such series or of any other series of Preferred Shares, subject to such limitations (if any) as may be fixed by the Board of Directors with respect to such series of Preferred Shares in accordance with subsection (a) of this Section.


                                   ARTICLE VI
                                    Reserved


                                   ARTICLE VII
                                    Directors

Section 1.  Number.

              The Board of Directors at the time of adoption of these Restated Articles of Incorporation is composed of ten (10) members, which number may be changed from time to time by amendment to the By-Laws, but which in no event shall exceed fifteen (15). Whenever the By-Laws provide that the number of Directors shall be three (3) or more, the By-Laws may also provide for staggering the terms of the members of the Board of Directors by dividing the total number of Directors into three (3) groups (with each group containing one-third (1/3) of the total, as near as may be) whose terms of office expire at different times.

Section 2.  Qualifications.

              Directors need not be shareholders of the Corporation or residents of this or any other state in the United States. Directors of the Corporation who serve as directors of any subsidiary banking corporation may hold shares in the Corporation as qualifying shares entitling such directors to serve in the capacity as a director of such subsidiary banking corporation.

Section 3.  Vacancies.

              Vacancies occurring in the Board of Directors shall be filled in the manner provided in the By-Laws or, if the By-Laws do not provide for the filling of vacancies, in the manner provided by the Corporation Law. The By-Laws may also provide that in certain circumstances specified therein, vacancies occurring in the Board of Directors may be filled by vote of the shareholders at a special meeting called for that purpose or at the next annual meeting of shareholders.

Section 4.  Removal of Directors.

              Any or all of the members of the Board of Directors may be removed, for good cause, only at a meeting of the shareholders called expressly for that purpose, by the affirmative vote of the holders of outstanding shares representing at least sixty-six and two-thirds percent (66-2/3%) of all the votes then entitled to be cast at an election of Directors. Directors may not be removed in the absence of good cause, which "good cause" shall mean personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule, regulation (other than traffic violations or similar offenses).

Section 5.  Election of Directors by Holders of Preferred Shares.

              The holders of one (1) or more series of Preferred Shares may be entitled to elect all or a specified number of Directors, but only to the extent and subject to limitations as may be set forth in the provisions of these Restated Articles of Incorporation adopted by the Board of Directors pursuant to
Section 5 of Article V hereof describing the terms of the series of Preferred Shares.


                                  ARTICLE VIII
                  Voting Rights Regarding Business Combinations

Section 1.  Shareholder Vote Required.

              The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting shares of the Corporation shall be required for the approval or authorization of any (a) merger or consolidation of the corporation with or into any other corporation, or (b) sale, lease, exchange, or other disposition of all or substantially all of the assets of the Corporation to any other corporation, person, or other entity; provided, however, that such eighty percent (80%) voting requirement shall not be applicable if the Board of Directors of the Corporation shall have approved such a transaction described in (a) or (b) above by a resolution adopted by a majority of such Board of Directors.

Section 2.  Amendment.

              Notwithstanding any other provision of the Restated Articles of Incorporation, this Article may be amended only at a meeting of the shareholders (called pursuant to Article IX, Section 1 or 2) by the affirmative vote of the holders of shares entitling them to exercise eighty percent (80%) of the voting power with respect to the transactions set forth in Section 1 of this Article.


                                   ARTICLE IX
                      Provisions for Regulation of Business
                      and Conduct of Affairs of Corporation

Section 1.  Meetings of Shareholders.

              Meetings of the shareholders of the Corporation shall be held at such time and at such place, either within or without the State of Indiana, as may be stated in or fixed in accordance with the By-Laws of the Corporation and specified in the respective notices or waivers of notice of any such meetings.

Section 2.  Special Meetings of Shareholders.

              Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Corporation Law, may be called at any time by the Board of Directors or the officers authorized to do so by the By-Laws and shall be called by the Board of Directors if the Secretary of the Corporation receives one (1) or more written, dated, and signed demands for a special meeting, describing in reasonable detail the purpose or purposes for which it is to be held, from the holders of shares representing at least twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting; provided, however, that any such demand(s) delivered to the Secretary at any time at which the Corporation has more than 50 shareholders must be properly delivered by the holders of shares representing at least eighty percent (80%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. If the Secretary receives one (1) or more proper written demands for a special meeting of shareholders, the Board of Directors may set a record date for determining shareholders entitled to make such demand.

Section 3.  Meetings of Directors.

              Meetings of the Board of Directors of the Corporation shall be held at such place, either within or without the State of Indiana, as may be authorized by the By-Laws and specified in the respective notices or waivers of notice of any such meetings or otherwise specified by the Board of Directors. Unless the By-Laws provide otherwise, (a) regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting and (b) the notice for a special meeting need not describe the purpose or purposes of the special meeting.

Section 4.  Action without Meeting.

              Any action required or permitted to be taken at any meeting of the Board of Directors or shareholders, or of any committee of such Board, may be taken without a meeting, if the action is taken by all members of the Board or all shareholders entitled to vote on the action, or by all members of such committee, as the case may be. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each Director, or all the shareholders entitled to vote on the action, or by each member of such committee, as the case may be, and, in the case of action by the Board of Directors or a committee thereof, included in the minutes or filed with the corporate records reflecting the action taken or, in the case of action by the shareholders, delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this Section is effective when the last Director, shareholder, or committee member, as the case may be, signs the consent, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. Such consent shall have the same effect as a unanimous vote of all members of the Board, or all shareholders, or all members of the committee, as the case may be, and may be described as such in any document.

Section 5.  Nonliability of Shareholders.

              Shareholders of the Corporation are not personally liable for the acts or debts of the Corporation, nor is private property of shareholders subject to the payment of corporate debts.

                                    ARTICLE X
                            Miscellaneous Provisions

Section 1.  Amendment or Repeal.

              Except as otherwise expressly provided in these Restated Articles of Incorporation the Corporation shall be deemed, for all purposes, to have reserved the right to amend, alter, change, or repeal any provision contained in these Restated Articles of Incorporation to the extent and in the manner now or hereafter permitted or prescribed by statute, and all rights herein conferred upon shareholders are granted subject to such reservation.

Section 2.  Redemption of Shares Acquired in Control Share Acquisitions.

              If and whenever the provisions of IC 23-1-42 apply to the Corporation, it is authorized to redeem its securities pursuant to IC 23-1-42-10.

Section 3.  Captions.

              The captions of the Articles and Sections of these Restated Articles of Incorporation have been inserted for convenience of reference only and do not in any way define, limit, construe, or describe the scope or intent of any Article or Section hereof.

                                      PROXY

NATIONAL CITY BANCSHARES, INC.
227 Main Street, P. O. Box 868        THIS PROXY IS SOLICITED ON BEHALF OF THE
Evansville, IN  47705-0868            BOARD OF DIRECTORS.
                                      The undersigned hereby appoints Waller S.
                                      Clements, Ole J. Olsen, Jr., Esq., and
                                      David L. Woll, Esq., Proxies, each with
                                      the power to appoint his or her
                                      substitute, and hereby authorizes them to represent and to vote as below, all the shares of Common Stock of National City
                                      Bancshares, Inc. held of record by the
                                      undersigned on March 23, 1998, at the
                                      Annual Meeting of Shareholders to be held on May 20, 1998, or any adjournment thereof.


1. ELECTION OF DIRECTORS - CLASS III  (term to expire 2001)

   FOR all nominees listed below                    WITHHOLD AUTHORITY
   (except as marked to the contrary below)  [  ]   to vote for all nominees
                                                      listed below  [  ]

   INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below. To distribute your votes on a cumulative basis, write the number of votes you wish to cast for each nominee below that nominee's name.

      Dr. H. Ray Hoops          John D. Lippert            Ronald G. Reherman



2. PROPOSAL TO AMEND AND RESTATE THE ARTICLES OF INCORPORATION to do the following:

   A. Increase the number of the Corporation's authorized common shares from 20,000,000 to 29,000,000;

      FOR [ ]           AGAINST [ ]            ABSTAIN [ ]

   B. Authorize 1,000,000 preferred shares;

      FOR [ ]           AGAINST [ ]            ABSTAIN [ ]

   C. Eliminate cumulative voting in elections of directors;

      FOR [ ]           AGAINST [ ]            ABSTAIN [ ]

   D. Provide for removal of directors only for cause and only by the vote of shareholders representing 66 2/3% of votes entitled to be cast;

      FOR [ ]           AGAINST [ ]            ABSTAIN [ ]

   E. Fix the maximum number of directors at 15;

      FOR [ ]           AGAINST [ ]            ABSTAIN [ ]





                 (continued, and to be signed on the other side)

                          (continued from other side)



   F. Provide for a shareholders' meeting to be held upon the demand of holders of shares representing 80% of votes entitled to be cast;

      FOR [ ]           AGAINST [ ]            ABSTAIN [ ]

   G. Adopt the Indiana Business Corporation Law's ("IBCL") Control Provisions allowing redemption, in certain cases, of an acquiror's control shares;

      FOR [ ]           AGAINST [ ]            ABSTAIN [ ]

   H. Clarify that shareholders' voting rights with respect to certain business combinations extend to sales transactions and other distributions of the corporation's assets;

      FOR [ ]           AGAINST [ ]            ABSTAIN [ ]

   I. Clarify the Corporation's statement of purposes;

      FOR [ ]           AGAINST [ ]            ABSTAIN [ ]

   J. Restate the Corporation's Articles in accordance with the IBCL to update Corporate information, eliminate unnecessary and redundant material, and state certain default provisions of the IBCL.

      FOR [ ]           AGAINST [ ]            ABSTAIN [ ]


3. The Proxies are authorized to vote in accordance with the recommendations of the Board of Directors upon such other business as may properly come before the Meeting.



THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH PROPOSITION LISTED ABOVE UNLESS OTHERWISE INDICATED. (IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

Please sign exactly as name
appears below.                        When shares are held by joint tenants,
                                      both should sign. When signing as an
                                      attorney, executor, administrator,
                                      trustee, or guardian, please give full
                                      title as such. If a corporation, please
                                      sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

                                      DATED_______________________________, 1998
___________ No. of Shares Voted

                                      __________________________________________
                                      Signature

                                      __________________________________________
                                      Signature, if held jointly


PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.